Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 26, 1995 accompanying the consolidated financial statements of Innovex, Inc. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended September 30, 1995 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                               /s/ GRANT THORNTON LLP



Minneapolis, Minnesota
July 30, 1996